EXHIBIT 23.2

CONSENT OF LAROCHE PETROLEUM CONSULTANTS, LTD.,

INDEPENDENT PETROLEUM ENGINEERS

We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-88475; Form S-8 No. 333-39309; Form S-8 No. 333-14145; Form S-8 No. 333-53632; Form S-3 No. 333-52522 and Form S-3 No. 333-65720) of Toreador Resources Corporation of our reserve report dated March 28, 2001 for Madison Oil Company included in or made a part of this Current Report (Form 8-K).

/s/ William M. Kazmann
LaRoche Petroleum Consultants, Ltd.

January 8, 2002

Dallas, Texas